Exhibit 99.1
Analysts Contact:
Tween Brands
Julie Sloat
Vice President — Investor Relations
614-775-3739
jsloat@tweenbrands.com
For Immediate Release
TWEEN BRANDS REPORTS THIRD QUARTER RESULTS
•	2008 third quarter loss of $0.03 per diluted share inclusive of a $0.29 restructuring charge

•	Weak traffic and macro-economic pressures drive decline in comparable store sales

•	Company withdraws previous earnings guidance and holds off on providing fourth quarter and full year earnings guidance due to lack of visibility into holiday season

•	2009 capital investment forecast reduced to $10 to $15 million
NEW ALBANY, Ohio — November 19, 2008 — Tween Brands, Inc. (NYSE: TWB) today reported a 2008 third quarter loss of $0.8 million, or $0.03 per diluted share, compared to earnings of $13 million, or $0.46 per diluted share, for third quarter 2007. Earnings for third quarter 2008 excluding an $11.5 million pretax restructuring charge were $6.4 million, or $0.26 per diluted share. A reconciliation of earnings per diluted share on a GAAP basis to earnings per diluted share excluding the restructuring charge, a non-GAAP financial measure, is shown at end of this release.
The $11.5 million pretax restructuring charge is largely comprised of severance costs and information technology (IT) and store impairment charges associated with the company’s conversion to the single store brand, Justice.
“The economic pressures being experienced across our country and around the globe have caused virtually all of us to take measures such preserving cash, tightly managing inventories, and minimizing expenses. We believe the incredibly challenging conditions we are experiencing today are likely to persist for some time and will have a sustained impact on consumers’ desire and need for value” said Michael Rayden, Tween Brands chairman and chief executive officer. “Our early move to shift to the Justice brand which offers its customers the hottest fashion at a great value situates our company to proceed from a position of strength when the storm clears.
“Given the macro-economic turmoil and the lack of customer activity so far in the month of November, our visibility into the holiday season has become opaque at best. Therefore, we are withdrawing our previously stated guidance for the second half of 2008 and are holding off on providing earnings guidance for the fourth quarter and full year. Our liquidity position as of the end of the third quarter consisted of $61.4 million in cash and equivalents and access to our revolving credit facility which is $100 million plus a $50 million accordion feature. We are also going to be very disciplined about our capital investment levels,” Rayden said.
Capital Investment Guidance
Capital expenditures are expected to be approximately $65 to $70 million for the full year in 2008. Capital expenditures for 2009 are being reduced to a range of $10 to $15 million.
Performance Analysis
Net sales of $254.3 million for the third quarter of fiscal 2008 declined 3% compared to 2007 as 91 new store additions largely offset an 11% decline in comparable store sales. Justice net sales were $81.2 million, up 24% from last year with a comparable store sales decline of 4%. Limited Too net sales were $161.1 million, down 13% from last year with a comparable store sales decline of 13%.
Commenting on third quarter results, Rayden said: “This is the first time since its inception that Justice has reported a negative comp store sales number. However, Justice continued its strong outperformance relative to Limited Too and with its compelling value proposition for our customers reinforces our decision to switch to the Justice brand.”
Gross income for the third quarter of fiscal 2008 totaled $85.6 million, or 33.7% of net sales. This compares to third quarter 2007’s gross income of $93.9 million, or 36.0% of net sales. The year-over-year decline as a percentage of net sales was attributable to higher mark downs and total buying and occupancy costs combined with the 3% decline in net sales. Despite our buying payroll costs decreasing $2.4 million, total buying and occupancy expenses increased $3.4 million from the third quarter of 2007. The increase was driven entirely by the higher expenses associated with the 91 stores opened since the third quarter of 2007.
Store operating, general and administrative expenses (SG&A) declined slightly to $72.3 million, or 28.4% of net sales, during the third quarter of fiscal 2008 as compared to $72.7 million, or 27.9% of net sales, in 2007. A $3.6 million reduction in home office expenses drove costs down, but was offset by a similar sized increase in store operating expenses.
Net interest expense was $1.8 million for the third quarter of fiscal 2008 compared to $0.8 million in 2007. The increase was attributable to a full quarter of interest charges on the debt incurred in September 2007 to fund the accelerated share repurchase program.
Income taxes of $0.8 million in the third quarter of fiscal 2008 exceeded pretax income due to the cumulative catch-up of taxes from the first and second quarters of this year, declines in the value of our company owned life insurance policies which are not tax deductible, and distribution of income and loss levels among the state taxing jurisdictions in which we operate.
Balance Sheet
At November 1, 2008 the Company had total current assets of $255.1 million, including $61.4 million in cash and equivalents, and total current liabilities of $126.4 million. Long term debt was $175 million inclusive of $8.75 million of current maturities of long term debt. The Company’s current ratio was 2.0 and the debt-to-equity ratio was 0.9.
Controlled Inventories
Total inventories at the end of the third quarter were down 5.2% per square foot at cost, compared to inventories at the end of the third quarter 2007. In-store inventories for the third quarter were down 6.1% per square foot at cost.
Store Growth
During the third quarter 2008, Justice opened 27 new stores, ending the quarter at 335 stores. Limited Too opened 3 new stores, and remodeled 2 older stores, ending the quarter at 590 stores.
SEC Regulation G
Reconciliation of third quarter and year-to-date 2008 earnings per diluted share on a GAAP basis to earnings per share on a non-GAAP basis:

	Thirteen Weeks	Thirty-Nine Weeks
	Ended	Ended
	November 1, 2008	November 1, 2008
Earnings per diluted share on a GAAP basis	$(0.03)	$(0.13)
ADD: expenses associated with restructuring	$0.29	$0.29

Earnings per diluted share on a non-GAAP basis*	$0.26	$0.16

*	Earnings per diluted share excluding the amounts shown above are a non-GAAP measure. The company believes this is an important measure since it represents the earnings per diluted share from ongoing operations.
Conference Call Information
The Company will host a conference call beginning at 9:00 a.m. EST today to discuss this announcement and operating results for the third quarter ended November 1, 2008. The phone number for the live call is 877-407-8033 (international callers should use 877-407-8033). Reference the Tween Brands third quarter 2008 earnings conference call when dialing in to access the call. The webcast will include audio of the conference call. Interested participants should call a few minutes before the 9:00 a.m. start in order to be placed in the queue.
A telephonic replay of the call will also be available through midnight, December 3, 2008 at 877-660-6853. The account #286 and ID #301113 are required for access to the replay.
Webcast
This call is also being webcast over the Internet by Thomson and is being distributed over their investor distribution network. Individual investors can listen to the webcast at

http://www.earnings.com. Institutional investors can access the webcast at http://www.streetevents.com. The webcast will also be available at the Events Calendar page of Tween Brands’ corporate Web site, http://www.tweenbrands.com.
About Tween Brands, Inc.
Tween Brands, Inc. is a leading specialty retailer for tweens (ages 7 to 14). At Limited Too, the company sells sportswear, related accessories and key lifestyle items for active, fashion-aware tween girls. Limited Too currently operates 590 stores across the United States, and has 33 international franchised stores. Limited Too publishes a catazine coinciding with key tween shopping times throughout the year and conducts e-commerce on its Web site, www.limitedtoo.com.
Justice is the company’s value-oriented specialty retail concept for tween girls, offering moderately-priced sportswear, accessories and lifestyle items in predominantly off-the-mall store sites. Justice currently operates 335 stores across the United States, the locations of which can be found on its Web site, www.shopjustice.com. Justice also publishes a catazine for its tween customers and conducts e-commerce on its Web site, www.shopjustice.com.
Tween Brands, Inc. announced during the third quarter of 2008 that it will convert its Limited Too stores across the country to its more value-oriented Justice brand to drive growth and profitability. The conversion is expected to be complete by the end of the first quarter of 2009. The Company will no longer operate any Limited Too stores in the United States following the conversion, but will continue to sell Limited Too branded product at select Justice stores.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “target,” “predict,” “believe,” “intend,” “plan,” “expect,” “hope,” “risk,” “could,” “pro forma,” “potential,” “prospect,” “forecast,” “outlook” or similar words. These statements discuss future expectations, contain projections regarding future developments, operations or financial conditions, or state other forward-looking information. These forward-looking statements involve various important risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed. The following factors, among others, could affect our future financial performance and cause actual future results to differ materially from those expressed or implied in any forward-looking statements included in this press release:
— Effectiveness of converting Limited Too stores to Justice stores;
— Ability to convert Limited Too customers to the Justice brand;
— Risk that the benefits expected from the brand conversion program will not be achieved or may take longer to achieve than expected;
— Ability to grow or maintain comparable store sales;
— Decline in the demand for our merchandise;
— Ability to develop new merchandise;
— The impact of competition and pricing;
— Level of mall and power center traffic;

— Effectiveness of expansion into new or existing markets;
— Effectiveness of store remodels;
— Availability of suitable store locations at appropriate terms;
— Effectiveness of our brand awareness and marketing programs;
— Ability to enforce our licenses and trademarks;
— Ability to hire, retain, and train associates;
— Ability to successfully launch a new brand;
— A significant change in the regulatory environment applicable to our business;
— Risks associated with our sourcing and logistics functions;
— Changes in existing or potential trade restrictions, duties, tariffs or quotas;
— Currency and exchange risks;
— Changes in consumer spending patterns, consumer preferences and overall economic conditions;
— Ability to comply with restrictions and covenants in our credit facility;
— The potential impact of health concerns relating to severe infectious diseases, particularly on manufacturing operations of our vendors in Asia and elsewhere;
— Impact of modifying and implementing new information technology systems, particularly on the security of our computer network;
— Outcome of various legal proceedings;
— Impact of product recalls;
— Acts of terrorism in the U.S. or worldwide; and
— Other risks as described in other reports and filings we make with the Securities and Exchange Commission.
Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. The inclusion of forward-looking statements should not be regarded as a representation by us, or any other person, that our objectives will be achieved. The forward-looking statements made herein are based on information presently available to us as the management of Tween Brands, Inc. We assume no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
Company home page: www.tweenbrands.com

Tween Brands, Inc.
Consolidated Statements of Operations
For the Thirteen Weeks Ended November 1, 2008 and November 3, 2007
(unaudited, in thousands, except per share amounts)

	Thirteen Weeks Ended		Thirteen Weeks Ended
	November 1,	% of	November 3,	% of
	2008	Sales	2007	Sales
Net sales	$254,273	100.0%	$260,910	100.0%
Cost of goods sold, including buying and occupancy costs	168,630	66.3%	166,984	64.0%

Gross income	85,643	33.7%	93,926	36.0%
Store operating, general and administrative expenses	72,276	28.4%	72,699	27.9%
Restructuring charges	11,541	4.6%	0	0.0%

Operating income	1,826	0.7%	21,227	8.1%
Interest (income)	(511)	(0.2%)	(731)	(0.3%)
Interest expense	2,324	0.9%	1,534	0.6%

Earnings before income taxes	13	0.0%	20,424	7.8%
Provision for income taxes	844	0.3%	7,422	2.8%

Net (Loss)/Income	$(831)	(0.3%)	$13,002	5.0%

(Loss)/Earnings per share:

Basic	$(0.03)		$0.47

Diluted	$(0.03)		$0.46

Weighted average common shares:

Basic	24,768		27,586

Diluted	24,768		28,249

Tween Brands, Inc.
Consolidated Statements of Operations
For the Thirty-Nine Weeks Ended November 1, 2008 and November 3, 2007
(unaudited, in thousands, except per share amounts)

	Thirty-Nine Weeks Ended		Thirty-Nine Weeks Ended
	November 1,	% of	November 3,	% of
	2008	Sales	2007	Sales
Net sales	$729,113	100.0%	$697,841	100.0%
Cost of goods sold, including buying and occupancy costs	495,343	67.9%	450,849	64.6%

Gross income	233,770	32.1%	246,992	35.4%
Store operating, general and administrative expenses	221,270	30.3%	205,613	29.5%
Restructuring charges	11,541	1.7%	0	0.0%

Operating income	959	0.1%	41,379	5.9%
Interest (income)	(1,409)	(0.2%)	(2,478)	(0.4%)
Interest expense	6,873	0.9%	1,640	0.3%

(Loss)/Earnings before income taxes	(4,505)	(0.6%)	42,217	6.0%
(Benefit from)/Provision for income taxes	(1,275)	(0.2%)	14,642	2.0%

Net (Loss)/Income	$(3,230)	(0.4%)	$27,575	4.0%

(Loss)/Earnings per share:

Basic	$(0.13)		$0.92

Diluted	$(0.13)		$0.91

Weighted average common shares:

Basic	24,756		29,845

Diluted	24,756		30,438

Tween Brands, Inc.
Consolidated Balance Sheets
As of November 1, 2008 and February 2, 2008
(unaudited, in thousands, except share amounts)

	November 1,	February 2,
	2008	2008
ASSETS
Current Assets:
Cash and equivalents	$61,426	$46,009
Investments	2,928	70,215
Restricted assets	1,247	1,295
Accounts receivable, net	10,891	12,557
Inventories, net	137,548	107,483
Store supplies	16,926	16,949
Prepaid expenses and other current assets	24,166	19,087

Total current assets	255,132	273,595

Property and equipment, net	313,836	301,405
Deferred income taxes	8,807	10,302
Assets held in trust and other	24,808	26,335

Total assets	$602,583	$611,637

LIABILITIES

Current Liabilities:
Accounts payable	$50,554	$37,749
Accrued expenses	44,014	56,810
Deferred revenue	18,171	16,077
Current portion long-term debt	8,750	8,750
Income taxes payable	4,933	11,909

Total current liabilities	126,422	131,295

Long-term debt	166,250	166,250
Deferred tenant allowances from landlords	71,359	66,377
Supplemental retirement and deferred compensation liability	18,444	21,289
Accrued straight-line rent and other	29,951	31,427

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Preferred stock, $.01 par value, 50 million shares authorized
Common stock, $.01 par value, 100 million shares authorized, 37.1 million and 37.0 million shares issued, 24.8 million and 24.7 million shares outstanding at November 1, 2008 and February 2, 2008, respectively	371	370
Treasury stock, at cost, 12.3 million shares at November 1, 2008 and February 2, 2008, respectively	(362,459)	(356,545)
Paid in capital	189,633	185,893
Retained earnings	364,879	368,108
Accumulated other comprehensive income	(2,267)	(2,827)

Total shareholders’ equity	190,157	194,999

Total liabilities and shareholders’ equity	$602,583	$611,637

Tween Brands, Inc.
Other Financial and Store Operating Information
(unaudited, dollars in thousands)

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	November 1,	November 3,	%	November 1,	November 3,	%
	2008	2007	Change	2008	2007	Change
Gross income	$85,643	$93,926	-9%	$233,770	$246,992	-5%
Gross income as percentage of net sales	33.7%	36.0%		32.1%	35.4%
Depreciation	$11,375	$10,062	13%	$32,749	$27,276	20%
Amortization of tenant allowances	$(2,750)	$(2,449)	12%	$(8,325)	$(7,014)	19%
Capital expenditures	$16,594	$31,360	-47%	$57,356	$86,316	-34%

Number of stores:
Beginning of period	895	786		842	722
Opened	30	51		87	119
Closed	—	(3)		(4)	(7)

End of period	925	834		925	834

Number of Limited Too stores	590	588		590	588
Number of Justice stores	335	246		335	246

Total gross square feet at period end (thousands)	3,864	3,467		3,864	3,467

Comparable store sales % change	-11%	4%		-7%	2%
Limited Too stores	-13%	1%		-10%	-1%
Justice stores	-4%	17%		5%	17%